Exhibit 99.1

           Workstream Completes Acquisition of Bravanta to Strengthen
                             Compensation Offerings

       Transaction Completes End-to-End Incentive and Recognition Solution

OTTAWA, ON & SAN FRANCISCO, CA -- July 28, 2004 - Workstream Inc. (NASDAQ:
WSTM), a global provider of hosted Enterprise Workforce Management software, today announced it has completed the acquisition of privately held Bravanta, Inc. a provider of Enterprise Incentive and Recognition (EIR) software programs for Global 2000 companies. The acquisition will immediately strengthen Workstream's customer base, expand its Workstream Total Workforce product suite around rewards and incentives, broaden its domain expertise and increase its recurring revenue. This transaction will add $8 - $10 million in revenue in fiscal 2005 and will be an accretive transaction.

Under the terms of the deal, Workstream acquired Bravanta in exchange for approximately 2,270,000 shares in Workstream common stock valued at approximately $5.6 million, with an additional 400,000 shares in common stock to be held in escrow and released upon certain revenue goals and representations being met by Bravanta. "We are very pleased to announce the completion of the Bravanta transaction and we would like to welcome Bravanta's customers, employees and partners to Workstream. Our customers are looking for one place for all of their HR solutions. Workstream provides a full suite of products covering recruiting, performance and compensation management," said Michael Mullarkey, Chairman and CEO of Workstream Inc. "Our strategy is clear and the Bravanta acquisition, further demonstrates our desire to grow our business both organically and through strategic acquisitions to increase leadership in the market and help to build shareholder value," continued Mullarkey

About Workstream

Workstream Inc. (NASDAQ: WSTM) is a global provider of hosted Enterprise Workforce Management software and services to the Fortune 2000. Workstream's products provide Recruitment, Performance, Compensation and Reward Management for employees, managers and corporations. Workstream was named to the Deloitte & Touche Fast 50 list of the fastest growing software companies for 2003. Through its 12 offices and more than 200 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Home Depot, KPMG, Nike, Nordstrom, Samsung, Sony Music and Wells Fargo. For more information visit http://www.workstreaminc.com or call toll free 1-866-470-WORK.

About Bravanta

Bravanta is one of the industry leaders in enterprise incentive and recognition
(EIR) programs. Through its SalesEdge and PerformanceEdge programs, Bravanta enables Fortune 2000 companies to gain a strategic competitive edge by identifying, driving, rewarding and tracking the goals and behaviors that get the right results. Bravanta programs -- combining unparalleled award selection and enterprise technology with best-practices program design and communication -- deliver an end-to-end ASP solution that offers ease of administration, across-the-board coordination and visibility, and maximum return on investment. Founded in 1999, Bravanta is EIR provider of choice for leading companies, including Gateway, Liberty Mutual, Levi Strauss & Co., British Airways, and L'Oreal. Bravanta is based in South San Francisco. For more information, please visit www.bravanta.com or call 1-888-560-1999.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and
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technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


Contact:
     Workstream Inc.
     Investor Relations:
     Tammie Brown, 877-327-8483 ext. 263
     tammie.brown@workstreaminc.com